Item 14(c) Exhibit #21

Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of January 1, 1995 are listed below:

                                                             Percentage of
                                                        Corp. voting securities
No.               Name                                    owned by (Corp. No.)

1.   Corning Incorporated (New York)
2.   Corning Brasil Industria E Comercio Ltda. (Brazil)       100.00  (1)
3.   Corning Incorporated Foreign Sales
       Corporation (Virgin Islands)                            90.91  (1)
                                                                9.09  (32)
4.   Corning International Corporation (Delaware)             100.00  (1)
5.   Corning France, S.A. (France)                             99.82  (4)
6.   Corning Glass International, S.A. (Panama)               100.00  (4)
7.   Corning Glass Taiwan Co., Ltd. (Taiwan)                  100.00  (6)
8.   Corning International Services, S.A. (Panama)            100.00  (6)
9.   Corning Venezolana, S.A. (Venezuela)                     100.00  (6)
10.  Corning GmbH (Germany)                                   100.00  (4)
11.  Corning Keramik GmbH (Germany)                           100.00  (10)
12.  Corning Keramik GmbH & Co. KG (Germany)                  100.00  (10)
13.  Corning (H.K.) Ltd. (Hong Kong)                          100.00  (4)
14.  DEFT Holding Ltd. (Hong Kong)                            100.00  (13)
15.  Corning Investments Inc. (Delaware)                      100.00  (4)
16.  Compania de Fibra Optica Telcor S.A. (Spain)              65.00  (15)
17.  Wislan S.A. (Uruguay)                                    100.00  (15)
18.  Corning Japan K.K. (Japan)                                78.74  (4)
19.  Corning Limited (United Kingdom)                         100.00  (4)
20.  Acecrest Ltd. (United Kingdom)                           100.00  (19)
21.  Villabrook Ltd. (United Kingdom)                         100.00  (19)
22.  Corning Mexicana, S.A. de C.V. (Mexico)                  100.00  (4)
23.  Teddington Company Ltd. (Bermuda)                        100.00  (4)
24.  Corning International K.K. (Japan)                       100.00  (1)
25.  Nutrisearch Biosystems Limited (United Kingdom)          100.00  (1)
26.  Biosym Technologies, Inc. (California)                   100.00  (1)
27.  Biosym Technologies GmbH (Germany)                       100.00  (26)
28.  Biosym Technologies Ltd. (United Kingdom)                100.00  (26)
29.  Biosym Technologies SARL (France)                        100.00  (26)
30.  Components Incorporated (Delaware)                       100.00  (1)
31.  Corning Asahi Video Products Company (New York)           51.00  (1)
32.  Corning Consumer Products Company (Delaware)             100.00  (1)
33.  Corning Australia Pty. Limited (Australia)               100.00  (32)
34.  Corning Brasil-Vidros Especiais Ltda. (Brazil)           100.00  (32)
35.  Corning Canada Inc. (Canada)                             100.00  (32)
36.  Corning (Singapore) Pte. Ltd. (Singapore)                100.00  (32)
37.  Iwaki Corning (M) SDN BHD (Malaysia)                      80.00  (36)
38.  Revere Ware Corporation (Delaware)                       100.00  (32)
39.  Corning Costar Corporation (Delaware)                    100.00  (1)
40.  Costar Europe Ltd. (Delaware)                            100.00  (39)
41.  Costar GmbH (Germany)                                    100.00  (39)
42.  Costar International Sales Corporation (Virgin Islands)  100.00  (39)
43.  Costar Italia, s.r.l. (Italy)                            100.00  (39)
44.  Costar/Nuclepore Canada, Inc. (Canada)                   100.00  (39)
45.  Costar UK Ltd. (United Kingdom)                          100.00  (39)
46.  Dominique Dutscher, S.A. (France)                         99.80  (39)
47.  Corning Delaware, L.P. (Delaware)                        100.00  (1)

Subsidiaries of the Registrant as of January 1, 1995 are listed below:

                                                             Percentage of
                                                        Corp. voting securities
No.               Name                                    owned by (Corp. No.)

48.  Corning Enterprises Inc. (New York)                      100.00  (1)
49.  Corning Europe Inc. (Delaware)                           100.00  (1)
50.  OCWC Corporation (Delaware)                              100.00  (1)
51.  SAMCO Scientific, Inc. (Delaware)                        100.00  (1)
52.  Siecor Corporation (Delaware)                             50.00  (1)
53.  Cable Services, Inc. (Delaware)                          100.00  (52)
54.  Servicios Siecor S.A. de C.V. (Mexico)                    99.99  (52)
                                                                 .01  (56)
55.  Siecor Dominican Republic, Inc. (Delaware)               100.00  (52)
56.  Siecor International Corporation (North Carolina)        100.00  (52)
57.  Siecor International Corporation (Virgin Islands)        100.00  (52)
58.  Siecor Puerto Rico, Inc.  (Delaware)                     100.00  (52)
59.  Siecor S.A. de C.V. (Mexico)                              99.99  (52)
                                                                 .01  (56)
60.  U.S. Precision Lens, Inc. (Ohio)                         100.00  (1)
61.  MRL Nucor, Inc. (Delaware)                               100.00  (1)
62.  Corning Life Sciences Inc. (Delaware)                    100.00  (1)
63.  Corning Clinical Laboratories Inc. (Delaware)            100.00  (62)
64.  Advance Medical & Research Center, Inc. (Michigan)       100.00  (63)
65.  MetPath Services Corp. (Michigan)                        100.00  (64)
66.  MetPath TPA, Inc. (Michigan)                             100.00  (64)
67.  Clinical Pathology Facility Inc. (Delaware)              100.00  (63)
68.  DeYor CPF/MetPath Inc. (Ohio)                            100.00  (67)
69.  Southgate Medical Services, Inc. (Ohio)                  100.00  (67)
70.  Associated Clinical Laboratories L.P. (Pennsylvania)      65.00  (67)
71.  DPD Holdings, Inc. (Delaware)                            100.00  (63)
72.  D.L. Acquiring Corporation (Colorado)                    100.00  (71)
73.  MetWest Inc. (Delaware)                                  100.00  (71)
74.  MetPath Investment Company, Inc. (Delaware)              100.00  (63)
75.  Damon Investment Holdings, Inc. (Delaware)               100.00  (63)
76.  Corning Pharmaceutical Services Inc. (Delaware)          100.00  (63)
77.  G.H. Besselaar Associates (New Jersey)                   100.00  (76)
78.  Besselaar Clinical Research Units Inc. (Florida)         100.00  (77)
79.  PACT Inc. (Pennsylvania)                                 100.00  (77)
80.  G.H.B.A. (Dublin) Limited (Ireland)                      100.00  (77)
81.  GHBA A.G. (Switzerland)                                  100.00  (76)
82.  G.H. Besselaar Associates A.G. (Switzerland)             100.00  (76)
83.  G.H. Besselaar Associates GmbH (Germany)                 100.00  (76)
84.  G.H. Besselaar Associates Pty. Ltd. (Australia)          100.00  (76)
85.  G.H. Besselaar Associates S.A. (Belgium)                 100.00  (76)
86.  G.H. Besselaar Associates SARL (France)                  100.00  (85)
87.  Hazleton Corporation (Washington)                        100.00  (76)
88.  Hazleton Washington, Inc. (Delaware)                     100.00  (87)
89.  Hazleton Wisconsin, Inc. (Wisconsin)                     100.00  (87)
90.  Hazleton Laboratories Canada, Ltd. (Canada)              100.00  (89)
91.  HRP, Inc. (Pennsylvania)                                 100.00  (87)
92.  SciCor Inc. (Delaware)                                   100.00  (76)
93.  SciCor Limited Partnership (Indiana)                      99.00  (92)
                                                                1.00  (76)
94.  SciCor S.A. (Switzerland)                                100.00  (92)
95.  Corning Lab Services Ltd. (United Kingdom)               100.00  (76)
96.  G.H. Besselaar Associates Ltd. (United Kingdom)          100.00  (95)

Subsidiaries of the Registrant as of January 1, 1995 are listed below:

                                                             Percentage of
                                                        Corp. voting securities
No.               Name                                    owned by (Corp. No.)

97.  G.H. Besselaar Associates CRU Ltd. (United Kingdom)      100.00  (96)
98.  Hazleton Europe Ltd. (United Kingdom)                    100.00  (95)
99.  Hazpen Trustees Ltd. (United Kingdom)                    100.00  (98)
100. Microtest Research Ltd. (United Kingdom)                 100.00  (98)
101. Corning Biopro Inc. (Delaware)                           100.00  (76)
102. MetPath New England Inc. (Massachusetts)                 100.00  (63)
103. Corning Bioran Inc. (Massachusetts)                      100.00  (62)
104. MetPath Europe Limited (United Kingdom)                  100.00  (63)
105. MetPath (U.K.) Ltd. (United Kingdom)                     100.00 (104)
106. Trans United Casualty and Indemnity Insurance
       Company (Cayman Islands)                               100.00  (63)
107. Corning Clinical Laboratories Inc. (Maryland)            100.00  (62)
108. Diagnostic Reference Services Inc. (Maryland)            100.00 (107)
109. Pathology Building Partnership (Maryland)                 50.00 (108)
                                                               50.00 (107)
110. Pharmaceutical Laboratory Services, Inc. (Maryland)      100.00  (62)
111. Corning Nichols Institute (California)                   100.00  (62)
112. Clinical Laboratories of Lincoln, Inc. (Nebraska)        100.00  (62)
113. The Laboratory of Clinical Medicine, Inc.
       (South Dakota)                                         100.00  (62)
114. Nichols Institute Diagnostics (California)               100.00  (62)
115. Nichols Institute Sales Corporation (Virgin Islands)     100.00 (114)
116. Nichols Institute Diagnostics Limited (United Kingdom)   100.00  (62)
117. Nichols Institute Diagnostics Trading S.A.
       (Switzerland)                                          100.00  (62)
118. Nichols Institute Diagnostika GmbH (Germany)             100.00  (62)
119. Nichols Institute International Holding B.V.
       (Netherlands)                                          100.00  (62)
120. Nichols Institute Diagnostics B.V. (Netherlands)         100.00 (119)
121. Nomad-Massachusetts, Inc. (Massachusetts)                100.00  (62)
122. Analisis S.A. (Mexico)                                   100.00 (121)
123. Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)   100.00 (121)
124. Laboratorios de Analisis Biomedicos, S.A. (Mexico)        99.00 (121)
125. Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)  100.00 (121)
126. Hazleton Europe GmbH (Germany)                           100.00  (87)

Companies accounted for under the equity method:

127. CALP S.p.A. (Italy)                                       23.10  (4)
128. Eurokera S.N.C. (France)                                  50.00  (5)
129. Keraglass (France)                                        50.00  (5)
130. Morgane S.A. (France)                                     40.00  (5)
131. Samcor Glass Limited (India)                              45.00  (5)
                                                                5.00 (148)
132. Sicover, S.A. (France)                                    50.00  (5)
133. Siecor GmbH (Germany)                                     50.00  (10)
134. TEFOSA (Spain)                                            47.29 (133)
135. Siecor GmbH & Co. KG (Germany)                            50.00  (10)
136. International Hau-Mei Glass Engineering Co., Ltd.
       (Peoples Republic of China)                             50.00  (15)
137. Optical Waveguides Australia Pty. Ltd. (Australia)        50.00  (15)
138. Pittsburgh Corning Europe N.V. (Belgium)                  50.00  (15)
139. Deutsche Pittsburgh Corning GmbH (Germany)               100.00 (138)
140. Pittsburgh Corning France SARL (France)                  100.00 (138)
141. Pittsburgh Corning GmbH (Austria)                        100.00 (138)
142. Pittsburgh Corning Nederland B.V. (Netherlands)          100.00 (138)
143. Pittsburgh Corning Scandinavia AB (Sweden)               100.00 (138)
144. Pittsburgh Corning (Schweiz) A.G. (Switzerland)          100.00 (138)

Subsidiaries of the Registrant as of January 1, 1995 are listed below:

                                                             Percentage of
                                                        Corp. voting securities
No.               Name                                    owned by (Corp. No.)

145. Pittsburgh Corning (U.K.) Ltd. (United Kingdom)           99.00 (138)
146. Shanghai Corning Engineering Corporation Ltd.
       (Peoples Republic of China)                             50.00  (15)
147. Optical Fibres (United Kingdom)                           50.00  (19)
148. Samsung-Corning Co., Ltd. (Korea)                         50.00  (4)
149. Samsung Corning Company (Malaysia) SDN BHD (Malaysia)    100.00 (148)
150. Samsung Corning (Deutschland) GmbH (Germany)             100.00 (148)
151. Samsung Ferrite Tianjin Co. (Peoples Republic of China)  100.00 (148)
152. N-Cor, Ltd. (Japan)                                       50.00  (24)
153. ACOR Programs, Inc. (Delaware)                            42.00  (1)
154. Cormetech, Inc. (Delaware)                                50.00  (1)
155. Watkins Glen International, Inc. (New York)               50.00  (48)
156. Corporate Venture Partners (Delaware)                     26.58  (1)
157. Corsam Glasstec R&D Center (Delaware)                     50.00  (1)
                                                               50.00 (148)
158. Doan Associates (Michigan)                                20.00  (1)
159. Dow Corning Corporation (Michigan)                        50.00  (1)
160. Eurokera North America, Inc. (Delaware)                   50.00  (1)
161. Fairfield Venture Partners II, L.P. (Connecticut)         58.69  (1)
162. Fiber Sensys, Inc.                                        33.00  (1)
163. Pittsburgh Corning Corporation (Pennsylvania)             50.00  (1)
164. U.S. Conec, Ltd. (Delaware)                               50.00  (52)
165. Steuben Partners, L.P. (Connecticut)                      21.88  (1)
166. Newco (Ohio)                                              48.00  (60)
167. Surgical Eye Enterprises L.P. (Pennsylvania)              50.00  (67)
168. Surgical Eye Institute L.P. (Pennsylvania)                50.00 (167)
169. Clinical Pathology Institute (Pennsylvania)               33.33  (67)
170. Nevillewood L.P. (Pennsylvania)                           29.08  (67)
171. Pharmakon Research & Development (Pennsylvania)           25.00  (67)
172. Hazleton Clinical Research Institute Inc. (Delaware)      50.00  (89)
173. Bio-Imaging Technologies, Inc. (New Jersey)               41.50  (76)
174. Damon Clinical Laboratories (Georgia)                     50.00  (63)
175. Quanterra Incorporated (Delaware)                         50.00  (63)
176. Anonymous Test Services (Delaware)                        35.00  (63)
177. Servicios de Laboratorio, S.A. de C.V. (Mexico)           49.00 (123)


As explained on page 21, financial statements of companies accounted for under the equity method, except Dow Corning Corporation, are omitted. Summary financial information on Corning's equity basis companies is included in Note 4, appearing on pages 33 through 34, in this Annual Report on Form 10-K.

The following exhibits are included only in copies of the 1994 Annual Report on Form 10-K filed with Securities and Exchange Commission.

            Exhibit #24       Powers of Attorney

            Exhibit #27       Financial Data Schedule

Copies of these exhibits may be obtained by writing to Mr. A. John Peck, Jr., secretary, Corning Incorporated, HQ-E2-A14, Corning, New York 14831.